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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Vesta Insurance Group, Inc.

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Prospectus.

Our report refers to changes in accounting principles to adopt the provisions of Statement of Financial Accounting Standards (SFAS) No. 109. Accounting for Income Taxes and SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities.


                                   KPMG PEAT MARWICK LLP



Birmingham, Alabama
August 30, 1996